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                                                                   EXHIBIT 10.12
                              CONSULTING AGREEMENT

         This AGREEMENT ("Agreement") dated as of December 7, 1999 (the "Effective Date") between RONALD D. BROWN (the "Consultant") and Ibis Information Services, Inc. ("Ibis"), both of which with an address at 195 Ibis Road, Longwood, Florida 32779 and INFORMATION ON DEMAND, INC., a Florida corporation ("IOD"), which has its principal office located at 1551 Sandspur Road, Suite B, Maitland, Florida 32751

                                 R E C I T A L S

         WHEREAS, Consultant entered into an Employment Agreement with IOD as of June 18, 1999 ("Employment Agreement") pursuant to which Consultant was employed as President of IOD;

         WHEREAS, Consultant informed the Board of Directors of IOD that he wished to voluntarily resign effective December 7, 1999;

         WHEREAS, the IOD Board of Directors accepted on December 7, 1999, Consultant's resignation as President of IOD;

         WHEREAS, IOD desires to retain Consultant immediately following his resignation and termination of employment under the Employment Agreement to render consulting services with respect to IOD's business; and

         WHEREAS, Consultant is willing to render such services on the terms and conditions hereinafter provided.

                               P R O V I S I O N S

         NOW, THEREFORE, in consideration of the mutual agreements set forth in this Agreement and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

         1. ENGAGEMENT.

            (a) IOD hereby engages and retains Consultant to render the consulting services described in Section 2 hereof. Nothing contained in this Agreement shall be deemed to create or evidence any partnership, joint venture or employment arrangement by or between the parties, it being understood that the relationship established hereunder is limited to that of Consultant as an independent contractor acting for and on behalf of IOD as expressly set forth herein.

            (b) Without limiting Section 1(a), Consultant shall not be an agent for or have authority to act on behalf of or contractually bind IOD, except for any specific transaction which IOD may authorize Consultant to do in writing. In the absence of specific written authorization, Consultant shall have no authority to enter into any understanding, commitment or agreement on behalf of IOD or to otherwise bind IOD in any manner. Consultant agrees not to hold himself itself out to others as having any authority on behalf of or related to IOD, except as may be specifically granted to Consultant.

         2. SERVICES. For the period ending one (1) year from the Effective Date (the "Initial Term"), unless otherwise mutually extended in writing by the Consultant and IOD, Consultant shall, at IOD's request from time to time, consult with and advise IOD with respect to corporate, business, marketing and promotional strategy involving IOD's business, including, without limitation, its e-commerce opportunities, financial strategies, strategic partners and Web sites. Consultant shall not be required, except as otherwise provided herein, to devote any particular amount of time toward the performance of its duties hereunder. Specifically, the Consultant agrees to: (i) participate in up to six
(6) business trips (not to exceed in the aggregate 12 travel days) with IOD executives during the period from the Effective Date through March 31, 2000, in regard to customer relations and other matters pertaining to existing IOD customers/identified potential customers; (ii) up to forty (40) hours of in person meetings at IOD's corporate office from the Effective Date through March 31, 2000; and (iii) up to ten (10) hours per month of telephone consulting with
O. F. Ramos and other IOD personnel designated by O. F. Ramos for the Initial Term.

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         3. PAYMENT FOR SERVICES AND EXPENSES. In full consideration for the
Consultant's willingness to enter into this Agreement and to perform the services described herein, Consultant shall receive during the one year Initial Term twenty-four (24) semi-monthly payments each in the amount of Six Thousand Two Hundred Fifty Dollars ($6,250). In addition, IOD shall pay to the Consultant an amount equal to the monthly premium cost of the family health insurance coverage under the Consultant's COBRA election following his resignation of employment. IOD shall reimburse Consultant for all reasonable business expenses he may incur in renderings services hereunder to IOD, which expenses IOD has requested Consultant to incur.

         4. CONSULTANT'S RESIGNATION OF EMPLOYMENT. Effective with the Consultant's execution of this Agreement, the Consultant hereby voluntarily resigns his employment with IOD and as President of IOD pursuant to the terms of the Employment Agreement. Except for payment of the Consultant's Base Salary through the date of termination (December 7, 1999), COBRA payments and the reimbursement of all business expenses incurred by Consultant for which he has not received reimbursement from IOD, there shall be no other amounts due from IOD to Consultant as a result of Consultant's employment with IOD pursuant to the Employment Agreement or otherwise. IOD hereby accepts the Consultant's resignation and termination of his employment pursuant to the Employment Agreement effective with IOD's execution of this Agreement. Notwithstanding Consultant's voluntary resignation of his employment under the Employment Agreement, IOD, Consultant and Ibis agree that the effectiveness, terms and conditions of the Contingent Purchase Price, as defined under the Agreement for Sale and Purchase of Assets dated June 18, 1999, between IOD, the Consultant and Ibis shall continue to be effective as provided in said agreement.

         5. TERMINATION. This Agreement also may be terminated by IOD for cause, which shall be deemed to exist if the Consultant materially breaches any of its material obligations under this Agreement, provided that IOD shall first have given the Consultant written notice specifying the facts constituting the material breach at least ten (10) days prior to the date of termination and the Consultant shall not have cured such breach if it is capable of being cured.

         6. MISCELLANEOUS.

            (a) No provision of this Agreement may be amended, modified, waived or discharged unless such amendment, waiver, modification or discharge is agreed to in writing and signed by each of the parties hereto or a duly authorized representative thereto. No waiver by any party hereto at any time of any breach by any other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

            (b) If any provision of this Agreement shall be determined by any court of competent jurisdiction to be unenforceable or invalid to any extent, the remainder of this Agreement shall not be affected thereby, and this Agreement shall be construed to the fullest extent possible as to give effect to the intentions of the provision found unenforceable or invalid.

            (c) This Agreement may not be assigned by Consultant without the prior written consent of IOD.

            (d) This Agreement shall be binding upon the parties hereto and all permitted successors and assigns.

            (e) All notices and other communications provided for hereunder shall be in writing and shall be delivered to each party hereto by hand or sent by reputable overnight courier, with receipt verified, or registered or certified mail, return receipt requested, addressed to the addresses set forth in the beginning of this Agreement, or at such other address as either party may specify by notice to the other party given as aforesaid. Such notices shall be deemed to be effective when the same shall be deposited, postage prepaid, in the mail and/or when the same shall have been delivered by hand or overnight courier, as the case may be. If any action or notice is to be taken or given on or by a particular calendar day, and such calendar day is not a business day, then such action or notice may be deferred until,


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or may be taken or given on, the next business day.

            (f) The validity, interpretation, construction and performance of this Agreement shall be governed by and construed in accordance with the laws of the State of Florida without regard to its conflicts of law principles. Any action or proceeding involving the parties hereto shall be adjudicated in a Court located in Orange County, Florida. The parties hereto hereby irrevocably consent to the jurisdiction and venue of such Courts.

            (g) This Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

            (h) All headings contained in this Agreement are for reference purposes only and shall not in any way effect the meaning or interpretation of any provision or provisions of this Agreement.

            (i) This Agreement, and the documents to be delivered in connection therewith, and the exhibits and schedules thereto, if any, set forth the entire agreement of the parties hereto in respect of the subject matter contained herein and supersede all prior and contemporaneous agreements, promises, covenants, arrangements, understandings, communications, representations or warranties, whether oral or written, by any party hereto; and any prior agreement of the parties hereto in respect of the subject matter contained herein is hereby terminated and canceled. No agreements or representations, whether written, oral, express or implied, with respect to the subject matter hereof have been made by either party that are not set forth expressly in this Agreement and the other documents to be delivered in connection herewith and therewith.

         IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the 7th day of December, 1999.


                                 INFORMATION ON DEMAND, INC.


                                 By:  /s/ L. A. Gornto, Jr.
                                    -------------------------------------------
                                 Name:  L. A. Gornto, Jr.
                                 Title: Executive Vice President




                                 /s/ Ronald D. Brown
                                 ----------------------------------------------
                                 RONALD D. BROWN, individually and as President of Ibis Information Services, Inc.




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